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                                                                   Exhibit 10.61

                                 FIRST AMENDMENT
                                       TO
                           2000 EQUITY INCENTIVE PLAN
                                       OF
                        COUNTRYWIDE FINANCIAL CORPORATION
                 (AMENDED AND RESTATED EFFECTIVE JUNE 16, 2004)

          WHEREAS, the Board of Directors of Countrywide Financial Corporation (the "Company") has determined that it is in the best interest of the Company to amend the 2000 Equity Incentive Plan of Countrywide Financial Corporation (Amended and Restated Effective June 16, 2004) (the "2000 Plan") to provide for the automatic acceleration of vesting in Awards under the Plan upon the happening of certain events and to provide for additional administrative provisions relating to the exercise of an Option;

          NOW THEREFORE, the 2000 Plan is amended to read as follows effective for Awards granted on or after November 9, 2004:

          1. Section 6.4 is hereby deleted and new Section 6.4 is inserted in its place as follows (with the revised language reflected below in italics):

          "6.4 OPTION VESTING. Subject to Section 9 hereof, Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee, and unless otherwise provided in an Option Document, shall vest and become fully exercisable immediately upon termination of the Optionee due to death, Disability (as described in Section 6.5) or Normal Retirement (as described in Section 6.5). The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option, the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

          2. Section 6.5 is hereby deleted and new Section 6.5 is inserted in its place as follows (with the revised language reflected below in italics):

          "6.5 TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise provided in an Option Document, an Option shall terminate upon or following an Optionee's termination of employment with the Company and its Subsidiaries, service as a Nonemployee Affiliate Director, and service as a Nonemployee Director of the Company and its Subsidiaries as follows:

               (a) In the event an Optionee's employment as an employee, if any, and service as a Nonemployee Director or Nonemployee Affiliate Director, if any, terminate for any reason other than death, Disability, Cause or Retirement (as such terms are hereinafter defined), then the Optionee may at any time within

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          three (3) months after his or her termination of employment exercise an Option to the extent, and only to the extent, the Option or portion thereof was exercisable at the date of such termination.

               (b) In the event the Optionee's employment as an employee, if any, and service as a Nonemployee Director or Nonemployee Affiliate Director, if any, terminate as a result of Disability, the Optionee may at any time within one (1) year after such termination exercise such Option.

               (c) In the event an Optionee's employment as an employee, if any, and service as a Nonemployee Director or Nonemployee Affiliate Director, if any, terminate for Cause, the Option shall terminate immediately and no rights thereunder may be exercised.

               (d) In the event an Optionee dies while a Nonemployee Director or Nonemployee Affiliate Director or an employee of the Company or any Subsidiary or within three (3) months after termination as described in clause (a) above of this Section 6.5 or within one (1) year after termination as a result of Disability as described in clause (b) above of this Section 6.5 or Retirement as described in clause (e) below of this Section 6.5, the Option may be exercised at any time within one
          (1) year after the Optionee's death by the person or persons to whom the Optionee's rights pass by transfer or designation, as the case may be, pursuant to Section 7 of the Plan, or, absent such a transfer or designation, as the case may be, by the person or persons to whom such rights under the Option shall pass by will or the laws of descent and distribution.

               (e) In the event an Optionee's employment terminates as a result of Retirement and he or she does not thereafter serve as a Nonemployee Director or Nonemployee Affiliate Director, then the Optionee may at any time within one (1) year after termination of service by reason of Retirement, exercise such Options to the extent, and only to the extent, the Options or portion thereof was exercisable at the date of such termination.

          For purposes of this Section 6.5, the terms Cause, Disability, and Retirement shall have the following meanings: "Cause" means (1) any act of
     (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect Subsidiary or affiliate of the Company, or (2) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties (other than traffic violations or similar offenses), or (3) with respect to any officer of the Company or any direct or indirect Subsidiary or affiliate of the Company, commission of any act of moral turpitude or conviction of a felony. "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty
     (180) consecutive days. "Retirement" shall mean the attainment of "Early Retirement Age" or "Normal Retirement Age" as these terms are defined in the Countrywide Financial Corporation Defined Benefit Pension Plan (the

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     "Pension Plan"). "Normal Retirement" shall have the meaning ascribed to it in the Pension Plan.

          Notwithstanding the foregoing, (1) in no event may any Option be exercised by anyone after the expiration of the term of the Option and (2) a termination of service as a Nonemployee Director shall not be deemed to occur so long as the director continues to serve the Company as a director emeritus.

          In the event of the death of any Optionee under this Plan, the term "Optionee" shall thereafter be deemed to refer to the transferees under
     Section 7.1 hereof or the beneficiary or beneficiaries designated pursuant to Section 7.2 hereof, or, if no such transfer or designation is in effect, the person to whom the Optionee's rights pass by will or applicable law, or, if no such person has such right, then the executor or administrator of the estate of such Optionee.

          3. Section 7A.4 is hereby deleted and a new Section 7A.4 is hereby inserted in its place as follows (with the revised language reflected below in italics):

          "7A.4 LAPSE OF RESTRICTIONS. Subject to Section 9 hereof, restrictions upon Shares of Restricted Stock awarded hereunder shall lapse
     (i) over a period of at least three years, (ii) immediately upon termination due to death, Disability and Normal Retirement, or (iii) at such other time or times and on such other terms and conditions as the Committee may determine. The Award Document evidencing the Award shall set forth any such restrictions. For purposes of this Section 7A.4, Disability and Normal Retirement shall have the same meaning as defined in Section 6.5

          4. The new Section 6.9 below is inserted immediately following the existing Section 6.8:

          "6.9 METHOD OF EXERCISE. Unless otherwise provided in an Option Document, an Option may be exercised by (i) the proper delivery of a written exercise notice, (ii) the proper delivery of a facsimile of an exercise notice, (iii) the proper use of a specified electronic medium (phone, intranet, internet or other), whether or not such medium is the property of, or maintained, by the Company or a third party service provider, or (iv) any other method proscribed by the Committee; provided, however, the Committee shall retain the right to limit the method of exercise to any one or more of the above methods with respect to any individual Optionee or group or class of Optionees. In order for any Option exercise under (i) and (ii) above to be effective, it must be properly delivered to the Company pursuant to the Notice provisions of Section 19 and be accompanied with the proper payment of the applicable exercise price (as provided in Section 6.6)."

          5. The new Section 19 below is inserted immediately following the existing Section 18:

          "SECTION 19 NOTICES. Unless otherwise provided in an Option Document or Award document, all written notices and all other written communications to the Company provided for in the Plan, any Option Document or

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     any Award document, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below. Such notices, demands, claims and other communications shall be deemed given:

               (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

               (b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

               (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

     provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received; provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Equity Benefits Department of the Company at 55 South Lake Avenue, MS 55-56, Pasadena, California 91101."

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 11th day of November, 2004.

                                        Countrywide Financial Corporation


                                        By: /s/ Marshall Gates
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                                            Marshall Gates
                                            Senior Managing Director,
                                            Chief Administrative Officer